Exhibit 99.1

          Norstan Announces Reorganization of Communications
                    Solutions & Services Business;
   Streamlined Management Team to Focus on Long-Term Profitability

    MINNEAPOLIS--(BUSINESS WIRE)--Feb. 13, 2004--Norstan, Inc. (Nasdaq:NRRD), today announced a reorganization within its Communications Solutions & Services business segment to sharpen the company's focus and streamline sales and services to improve company profitability.
    In the segment's new structure, Norstan's Solutions & Services business unit will concentrate customer acquisition and retention efforts in two geographically focused business units. To better deliver its full portfolio of customer contact centers, voice and converged communications, messaging and conferencing, each business unit will be managed by a senior vice president with P&L, sales, project management and services delivery responsibilities that are aligned with specific solutions for customers within defined geographic markets.
    Additionally, the company has realigned several of its sales support and services functions to form the Corporate Customer Services organization. This organization focuses on providing support to the Solutions & Services team and meeting customer needs around products, service programs, engineering and professional services, remote support, procurement and logistics.
    Norstan's Channels Development business unit, specializing in technology implementation and support services for network providers, manufacturers, integrators and resellers, will be integrated into the Solutions & Services business unit, expanding the breadth of sales and services support offered to current and future channel partners. Finally, Norstan's Convergence Development Group (CDG) will continue offering applications in voice over Internet Protocol through distribution channels with selected manufacturers and business partners.
    "We believe this new structure will enable us to improve our solutions and services delivery to the markets in the United States and Canada. We expect improved efficiencies and cost-effectiveness within the business segment and corporate administration," said Scott
G. Christian, Norstan's president and chief executive officer. "We remain committed to providing our customers the highest quality solutions and services as we aim for improving profitability."
    Personnel changes resulting from this reorganization include the promotions of Steve D. Anderson, senior vice president - Eastern U.S. and Canada; Donna M. Warner, senior vice president -Central & Western U.S., and Michael E. Laughlin, senior vice president - Corporate Customer Services. Kevin D. Brown will continue as vice president of Norstan CDG. These individuals, in addition to Robert J. Vold, senior vice president and chief financial officer; Roger D. Van Beusekom, senior vice president of Resale Services; Jerry P. Lehrman, vice president and general counsel; and, Alan R. Perry, vice president of human resources, will report directly to Scott G. Christian, president and chief executive officer.
    "We believe we have the right organizational approach in place to move Norstan forward," said Christian. "Our goal is to continue aligning our internal resources to create a more focused, cost-driven organization that provides quality communications solutions and services to our customers in a more efficient manner."
    As part of the company's efforts to streamline its management team, Larry J. Schmidt, executive vice president of Communications Technology Direct Solutions, Karel Lukas, vice president of marketing, Steve Willems, vice president and chief information officer and Paul Hales, vice president, business development, have departed Norstan.
    The company anticipates it will take a charge in the fourth fiscal quarter related to its restructuring actions, the amount unspecified at this time.
    Norstan will report third quarter fiscal 2004 results on March 16, 2004 after the close of the market. While Norstan has provided no formalized earnings guidance for fiscal 2004, the company reiterates that it anticipates operating profitability before restructuring charges to improve in the remaining quarters of fiscal 2004 as a result of cost cutting measures taken during the second fiscal quarter.

    Cautionary Statement Under the Private Securities Litigation
Reform Act of 1995

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Acts of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to the development of new technologies, product pricing, industry regulation, management of growth, integration of acquisitions, access to adequate long-term financing and other factors set forth in cautionary statements included in Norstan's Form 10-K and other documents as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date of this release. The company undertakes no obligation to update these forward-looking statements to reflect events and circumstances that may arise after the date of this release. Disclosure of revenue dollars are not intended to reflect materiality, and are subject to confidentiality provisions and customer consent.

    About Norstan, Inc.

    Norstan, Inc. (Nasdaq:NRRD) - ...the technology services people who improve the way their customers communicate. A full-service telecommunications solutions company that delivers voice and data technologies and services, and remanufactured equipment to select corporate end-users and channel partners. Norstan also offers a full range of technologies for call center design, messaging, infrastructure, conferencing and mobility. Norstan has offices throughout the U.S. and Canada. To learn more, visit the Norstan website at www.norstan.com.

    Norstan and associated product names are trademarks or registered trademarks of Norstan, Inc. in the United States and/or other countries. All other products and services mentioned in this document may be trademarks of the companies with which they are associated.


    CONTACT: Norstan, Inc., Minneapolis
             Jan W. Drymon, 952-352-4292
             jan.drymon@norstan.com
             or
             The Carideo Group
             Tony Carideo, 612-317-2880
             tony@carideogroup.com